UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2005

DEPARTMENT 56, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 1-11908

DELAWARE	13-3684956
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Village Place, 6436 City West Parkway, Eden Prairie, MN 55344
(Address of principal executive offices, including zip code)

(952) 944-5600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 16, 2005, Department 56, Inc. (the “Company”) approved the Executive Nonqualified Excess Plan (the “Plan”), which is a nonqualified deferred compensation plan intended to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended. The Plan permits certain management employees and independent contractors (the “Participants”) to defer, in accordance with the terms of the Plan, base salary, bonus and other performance-based compensation. The amount of compensation to be deferred by each Participant will be based on elections by each Participant under the terms of the Plan. Participants’ accounts may also be credited with Company matching contributions and Company profit sharing contributions as provided in the Plan. Such deferred amounts will be credited with earnings and investment gains and losses by assuming that the amounts were invested in one or more investment alternatives selected by the Participant in accordance with the terms of the Plan. The deemed investment alternatives include various investment funds with different degrees of risk. All amounts payable to Participants under the Plan will be payable in accordance with the terms of the Plan.

The obligation of the Company to make payments under the Plan constitutes a contractual liability of the Company to the Participant. Such payments will be made from the general funds of the Company, and the Company is not required to establish or maintain any special or separate fund, or otherwise to segregate assets to assure that such payments shall be made, and the Participants do not have any interest in any particular assets of the Company by reason of the Company’s obligations under the Plan. To the extent that any Participant acquires a right to receive payment from the Company under the Plan, such right shall be no greater than the right of an unsecured creditor of the Company.

A Participant’s rights or the rights of any other person to receive payment of deferred compensation obligations may not be sold, assigned, transferred, pledged or encumbered, except as otherwise provided in the Plan.

The Company’s Board of Directors may amend or terminate the Plan at any time, subject to the terms of the Plan. No amendment will reduce a Participant’s account balance as of the date of such amendment or termination. If the Company terminates the Plan within 12 months of a change in control (as defined in the Plan), the deferred compensation accounts of each Participant become fully vested and payable to the Participant in a lump sum.

The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan. The Company intends to file a copy of the Plan with its Form 10-K for the fiscal year ended January 1, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPARTMENT 56, INC.

By:	/s/ Timothy J. Schugel

Timothy J. Schugel Executive Vice President and Chief Financial Officer

Date: February 23, 2005